Exhibit 10.2
WARRANT AGREEMENT
     THIS WARRANT AND THE UNDERLYING COMMON STOCK MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.
     This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, Wedbush, Inc., together with its designees (collectively, the “Holder”) is entitled to purchase, subject to the terms and conditions of this Warrant, from Virco Mfg. Corporation, a Delaware corporation (the “Company”), an aggregate of one hundred seven thousand two hundred four (107,204) fully paid and nonassessable shares of the common stock, $.01 par value per share (the “Common Stock”), of the Company during the period commencing on the date of this Warrant and ending at 5:00 p.m. California time five (5) years from such date (the “Expiration Date”), at which time this Warrant will expire and become void unless earlier terminated as provided herein. The shares of Common Stock of the Company for which this Warrant is exercisable, as may be adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the “Warrant Shares”.
     1. Exercise Price. The exercise price for the Warrant Shares shall be $5.60 per share during the first three (3) years from the date of this Warrant and $6.06 per share during the two (2) years preceding the Expiration Date. The prevailing exercise price is subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the “Exercise Price”).
     2. Exercise and Payment. This Warrant may be exercised, in whole or in part, from time to time by the Holder prior to the Expiration Date by surrender to the Company, at the principal executive offices of the Company, of this Warrant and the Notice of Exercise attached hereto duly completed and executed by the Holder, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Warrant Shares being purchased as designated in the Notice of Exercise. In no event, however, shall this Warrant be exercised with respect to less than 20,000 Warrant Shares (unless it is exercised for a lesser number representing all of the remaining warrants owned by the Holder). Payment shall be made in readily available, same day funds.
     3. Reservation of Shares. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant such number of shares of its Common Stock from time to time issuable as Warrant Shares. All such Warrant Shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.
     4. Stock Dividend. If at any time the Company declares a dividend or other distribution on its Common Stock payable in Common Stock or Convertible Securities without certificate or certificates for the number of fully paid and nonassessable Warrant Shares which the Holder shall have requested and paid for pursuant to the Notice of Exercise. If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant for the unexercised portion of the Warrant Shares at the time of delivery of the stock certificate or certificates evidencing the Warrant Shares.
     5. No Fractional Shares. No fractional Warrant Shares shall be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the Holder the difference between the cash value of the fractional share and the portion of the Exercise Price allocable to the fractional share.
     6. Charges, Taxes and Expenses. The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the issuance of the Warrant Shares to the Holder.
     7. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall make and deliver a new replacement Warrant and dated as of such cancellation, in lieu of this Warrant.
     8. Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday that is not a legal holiday.
     9. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:
          (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the Expiration Date subdivide its shares of Common Stock by split-up or otherwise, or combine its shares of Common Stock, then the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate, corresponding adjustment shall also be made to the Exercise Price so that the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant as of such date remains the same.
          (b) Stock Dividend. If at any time the Company declares a dividend or other distribution on its Common Stock payable in Common Stock or Convertible Securities without payment of any consideration by the then-existing stockholders for the additional shares of Common Stock or the Convertible Securities (including the additional shares of Common Stock issuable pursuant to the terms thereof), then the number of Warrant Shares as to which this Warrant may be exercised shall be increased as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable pursuant to the terms of the Convertible Securities) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable) for such dividend shall equal the aggregate amount so payable immediately before such record date. As used herein, “Convertible Securities” means evidences of indebtedness, shares of stock or other securities, which are convertible into, exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.
          (c) Other Distributions. If at any time after the date hereof the Company distributes to its stockholders, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its Common Stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or Convertible Securities), then the Company may, at its option, either (i) decrease the Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company’s Board of Directors or (ii) provide by resolution of the Company’s Board of Directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the Warrant Shares otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant at the time been exercised.
          (d) Merger. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the Warrant Shares had this Warrant been exercised at such time.
          (e) Reclassification. If at any time after the date hereof there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such change or reclassification, which would have been received by Holder for the Warrant Shares had this Warrant been exercised at such time.
     10. Notice of Adjustments; Notices. Whenever the Exercise Price or number or kind of securities purchasable hereunder is adjusted pursuant to Section 9 hereof, the Company shall execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.
     11. Rights As Stockholder; Notice to Holders. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The Company shall notify the Holder by registered mail if at any time prior to the expiration or exercise in full of the Warrant, any of the following events occur:
          (a) a dissolution, liquidation or winding up of the Company shall be submitted to the stockholders of the Company for approval; or
          (b) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; or
          (c) a taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights.
This notice to Holder shall be given simultaneously with the giving of notice to holders of Common Stock. Such notice shall specify the record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice will not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.
     12. Restricted Securities. The Holder understands, confirms and acknowledges that this Warrant and the Warrant Shares constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired directly from the Company in transactions not involving a public offering and accordingly may not, under applicable laws and regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the “1933 Act”) or availability of an applicable exemption from such registration. The Holder further acknowledges that a securities legend substantially similar to that on the first page hereof shall be placed on any Warrant Shares issued to the Holder upon exercise of this Warrant.
     13. Certification of Investment Purpose. The Holder covenants and agrees that at any time that this Warrant is exercised, in whole or in part, and as a condition thereto, a written certification of investment intent shall be delivered to the Company by the Holder.
     14. Disposition of Warrant and Warrant Shares; Transfer of Warrant. This Warrant and any Warrant Shares purchased hereunder may not be sold, transferred, assigned, pledged or hypothecated (any such action, a “Transfer”) by the Holder except in compliance with this Agreement. The Company shall not be required (i) to transfer on its books this Warrant or any Warrant Shares which have been Transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Warrant or the Warrant Shares or otherwise to accord voting or dividend rights to any transferee to whom this Warrant or the Warrant Shares have been Transferred in contravention of the terms of this Warrant. This Warrant may be divided or combined, upon request to the Company by the Holder, into a certificate or certificates representing the right to purchase the same aggregate number of Warrant Shares. If at the time of a Transfer, a registration statement is not in effect to register the Warrant Shares, the Company may require the Holder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.
     15. Miscellaneous.
          (a) Construction. Unless the context indicates otherwise, the term “Holder” shall include any successor transferee or transferees of this Warrant, and the term “Warrant” shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by one or more instruments or certificates issued upon division, exchange, substitution or transfer pursuant to Section 14.
          (b) Restrictions. By receipt of this Warrant, the Holder is making the same investment representations with respect to the acquisition of this Warrant as the Holder is required to make upon the exercise of this Warrant and acquisition of the Warrant Shares. The Company acknowledges that the Holder may transfer some of these securities to accredited investors in valid private placements exempt from the registration requirements of the 1933 Act, provided that, if requested by the Company, the Holder shall furnish a legal opinion concerning the Transfer in form and substance reasonably satisfactory to the Company.
          (c) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (or one (1) day following timely deposit with a reputable overnight courier with next day delivery instructions), or upon confirmation of receipt by the sender of any notice by facsimile transmission, at the address indicated below or at such other address as such party may designate by ten days’ advance written notice to the other party.

To Holder:	Wedbush, Inc. 1000 Wilshire Blvd. Suite 830 Los Angeles, CA 90017 Attention: President

To the Company:	Virco Mfg. Corporation 2027 Harper’s Way Torrance, CA 90501 Attention: CEO
          (d) Governing Law. This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.
          (e) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.
          (f) Entire Agreement. This Warrant constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.
          (g) Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its successors and assigns.

          (h) Waiver; Consent. This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.
          (i) Counterparts. This Warrant is being executed in two or more counterparts, each of which shall constitute an original.
     IN WITNESS WHEREOF, the parties hereto have executed this Warrant effective as of the date hereof.

THE COMPANY: VIRCO MFG. CORPORATION
By:
Robert A. Virtue
Its:	President and CEO

THE HOLDER: WEDBUSH, INC.
By:
Eric D. Wedbush
Its:	President

DATED: June 6, 2006

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